EXHIBIT 99.1
                                                                    ------------


[PARAGON TECHNOLOGIES, INC. LOGO]                                           NEWS
--------------------------------------------------------------------------------



FOR:           IMMEDIATE RELEASE

CONTACTS:      Leonard S. Yurkovic, Acting CEO
               610-252-3205
               610-252-3102 (Fax)
               www.ptgamex.com
               ---------------


                        PARAGON TECHNOLOGIES REPORTS 2007
             FIRST QUARTER RESULTS AND A STRONGER BACKLOG OF ORDERS
                                    - - - - -
EASTON, PA -- May 14, 2007 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today results for the first quarter ended March 31, 2007.

During the quarter ended March 31, 2007, the Company had a net loss of $268,000 or a $0.09 loss per share as revenue declined to $3.6 million from $4.2 million in the first quarter of 2006. Despite the revenue shortfall, the backlog of orders increased significantly to $10.1 million as a result of the booking of $7.8 million in new orders during the first quarter of 2007. The Company's backlog of orders at the beginning of the quarter was $5.9 million.

The new orders were spread evenly between the Company's SI Systems' Order Fulfillment and Production & Assembly brands. The SINTHESIS(TM) Software Suite, a group of software-driven order picking modules, was the foundation for $1.7 million in orders from an integrator for a high-quality fashion jewelry retailer. A well known automotive company awarded the Company a $2.8 million order during the first quarter to apply the ergonomic towline product to building motor assemblies, where the previous utilization of this technology centered on the production of motorcycles, lawnmowers, golf carts, and snowmobiles.

Len Yurkovic, Acting CEO of Paragon Technologies, commented, "Although we are disappointed in the first quarter 2007 earnings, we are elated by the 70% increase in backlog of orders, which lays an excellent foundation for financial performance for the remainder of this fiscal year. With the current year quoting rate up over 15% versus the prior year, I am confident that the 2007 annual revenue will exceed that of last year, with corresponding favorable profitability."

During the quarter ended March 31, 2007, the Company repurchased 55,850 shares of common stock at a weighted average cost, including brokerage fees, of $5.68 per share. As of March 31, 2007, $1,133,412 remained available for repurchases from the $15,000,000 stock repurchase program.

Yurkovic also noted, "The Company is actively engaged in exploring strategic opportunities with a focus on broadening the existing platform and revenue base to more aggressively pursue the vast growth potential in the high technology, multiple markets we serve."



                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
                                 ---------------

[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
--------------------------------------------------------------------------------


The Company will host a conference call to discuss these results on Monday, May 14, 2007 at 11:00 a.m. ET. To participate in the call, please dial 1-877-766-2147 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.ptgamex.com.
                             ---------------

Paragon's SI Systems' Order Fulfillment and Production & Assembly branded technologies drive productivity at Fortune 1000 companies and the United States Government.



About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, and Maybelline.


                                      * * *













------------------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006.

     This press release and prior releases are available at www.ptgamex.com.
                                                            ---------------

[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 3
--------------------------------------------------------------------------------

                           Paragon Technologies, Inc.
                          Summary Financial Information
              Selected Financial Data -- Balance Sheets (UNAUDITED)
                    (In Thousands, Except Ratio Information)

-----------------------------------------------------------------------------------------------------------
                                                        March 31, 2007                 December 31, 2006
-----------------------------------------------------------------------------------------------------------
Cash and cash equivalents..................                $   2,161                           2,447
Short-term investments.....................                   10,055                           9,625
                                                    ------------------------          ---------------------
   Total cash and cash equivalents
     and short-term investments............                $  12,216                          12,072
                                                    ------------------------          ---------------------
Trade receivables..........................                $     983                           2,557
Inventories................................                $     505                             469

Current assets.............................                $  15,770                          16,370
Current liabilities........................                    3,711                           4,296
                                                    ------------------------          ---------------------
   Working capital.........................                $  12,059                          12,074
                                                    ------------------------          ---------------------
Current ratio..............................                     4.25                            3.81
Total assets...............................                $  16,155                          16,752
Total stockholders' equity.................                $  11,877                          12,428
-----------------------------------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                          Summary Financial Information
         Selected Financial Data -- Statements of Operations (UNAUDITED)
                  (In Thousands, Except Per Share Information)

---------------------------------------------------------------------------------------------------
                                                                          First Quarter Ended
                                                                               March 31,
                                                                     ------------------------------
                                                                         2007             2006
                                                                     -------------    -------------
Net sales...................................................            $ 3,607           4,220
                                                                     =============    =============

Loss before income taxes....................................            $  (396)            (85)
Income tax benefit..........................................               (128)            (86)
                                                                     -------------    -------------
Net income (loss)...........................................            $  (268)              1
                                                                     =============    =============

Basic earnings (loss) per share.............................            $  (.09)              -
                                                                     =============    =============

Diluted earnings (loss) per share...........................            $  (.09)              -
                                                                     =============    =============
---------------------------------------------------------------------------------------------------


                           Paragon Technologies, Inc.
                       Supplemental Financial Information
            Reconciliation of Net Income (Loss) to EBITDA (UNAUDITED)
                                 (In Thousands)

---------------------------------------------------------------------------------------------------
                                                                          First Quarter Ended
                                                                               March 31,
                                                                     ------------------------------
                                                                         2007             2006
                                                                     -------------    -------------
Net income (loss)............................................           $ (268)              1
Add:   Income tax benefit....................................             (128)            (86)
                                                                     -------------    -------------
Loss before income taxes.....................................             (396)            (85)
Add:   Interest expense......................................                -               1
Add:   Depreciation and amortization expense.................               27              23
                                                                     -------------    -------------
EBITDA.......................................................           $ (369)            (61)
                                                                     =============    =============
---------------------------------------------------------------------------------------------------